CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment No. 28 to the registration statement on Form N-1A (File No. 811-07121) (Registration Statement) of our reports dated November 12, 13, and 11, 2013, respectively, relating to the financial statements and financial highlights of Putnam Dynamic Asset Allocation Balanced Fund, Putnam Dynamic Asset Allocation Conservative Fund and Putnam Dynamic Asset Allocation Growth Fund, each a series of Putnam Asset Allocation Funds, which appear in such Registration Statement. We also consent to the references to us under the headings Financial highlights and Auditors and Financial Statements in such Registration Statement.

/s/ PriceWaterhouseCoopers LLP
Boston, Massachusetts
January 24, 2014